Exhibit 10.1

Amendment and Forbearance Agreement

This agreement is dated as of December 14, 2009 (the "Effective Date"), by and between United Western Bancorp, Inc. (the "Borrower") and JPMorgan Chase Bank, N.A. (together with its successors and assigns the "Bank").  The provisions of this agreement are effective as of the Effective Date on the date that the Borrower has satisfied all the conditions precedent in Section 8 of this agreement.

WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement dated as of June 29, 2007, as amended by that certain Amendment to Credit Agreement dated as of June 30, 2008; that certain Amendment to Credit Agreement dated June 30, 2009 and further amended by that certain Amendment to Credit Agreement dated September 30, 2009 (the "Credit Agreement”); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement and to enter into a forbearance agreement as set forth in this agreement.

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.    DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.

2.    EXECUTION OF MEMORANDUM OF UNDERSTANDING WITH THE OFFICE OF THRIFT SUPERVISION (“OTS”). Pursuant to the Section of Article 6 of the Credit Agreement listed below, the Borrower agreed that, without the prior written consent of the Bank, the Borrower will not and no Material Subsidiary of the Borrower will do any of the following:

6.8
Regulatory Enforcement Actions. None of the Borrower, or any of its Material Subsidiaries, or any of their respective officers or directors, is now operating under or will operate under any effective written restrictions agreed to by the Borrower or by an of its Material Subsidiaries, or agreements, memoranda, or written commitments by the Borrower or by any of its Material Subsidiaries (other than restrictions of general application) imposed or required by any Governmental Authority nor are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Authority.

     The Borrower has informed the Bank that both the Borrower and one of its Material Subsidiaries, United Western Bank, has been requested by the Office of Thrift Supervision to each enter into Memorandums of Understanding disclosed on Form 8-K filed by the Borrower on December 16, 2009 (collectively, the “Memoranda of Understanding”) and the Borrower has requested that the Bank consent to the Borrower and United Western Bank entering into the Memoranda of Understanding (the "Request"). The Bank is withholding its consent to the Request, however, the Bank has agreed to the amendment to Section 6.8, set forth in this agreement and to the forbearance described in this agreement.

3.    MODIFICATION OF CREDIT AGREEMENT. From and after the Effective Date, the Credit Agreement is hereby amended as follows:

3.1  Section 6.8 of the Credit Agreement captioned "Regulatory Enforcement Actions" is amended and restated to read as follows:

6.8
Regulatory Enforcement Actions. Other than as disclosed to the Bank pursuant to the Amendment and Forbearance Agreement dated as of December 14, 2009, none of the Borrower, or any of its Material Subsidiaries, or any of their respective officers or directors, is now operating under or will operate under any effective written restrictions agreed to by the Borrower or by any of its Material Subsidiaries, or agreements, memoranda, or written commitments by the Borrower or by any of its Material Subsidiaries (other than restrictions of general application) imposed or required by any Governmental Authority nor are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Authority.

4.    FORBEARANCE AGREEMENT.  The Borrower agrees and acknowledges that execution of the Memoranda of Understanding by the Borrower and United Western Bank results in the occurrence of certain Events of Default under the terms and conditions of the Credit Agreement and has requested that Bank forbear from exercising its remedies under the Credit Agreement resulting from the execution of the Memoranda of Understanding and the agreements made in such Memoranda until the stated maturity date of the LOC Note (as hereinafter defined) which is December 31, 2009, at which time the entire principal amount outstanding under the LOC Note and accrued interest is finally due and payable.

The Bank agrees that during the period commencing on November 30, 3009 until December 31, 2009 (the "Forbearance Period"), it will forbear from declaring the LOC Note to be immediately due and payable as a result of the execution of the Memoranda of Understanding and the Events of Default resulting from the execution of the Memoranda of Understanding. Furthermore, the Bank agrees that interest on the LOC Note shall continue to accrue thereon at the contract rate specified therein without imposition of the additional 3%, permitted to be imposed under the LOC Note for the occurrence of a default and the LOC Note continues to be due and payable on the dates specified therein.

The Bank reserves its right at any time after the expiration or earlier termination of the Forbearance Period, or at any time during the Forbearance Period upon Borrower’s failure to comply with this agreement or the occurrence of any additional Events of Default or default under any of the terms and conditions of the Credit Agreement or other Related Documents, to demand payment of the LOC Note, and to pursue legal action against Borrower and exercise its remedies under the Related Documents. The Borrower acknowledges that the LOC Note matures on December 31, 2009, and represents and warrants that Borrower is actively and diligently working on a repayment plan and proposal with respect to the Liabilities evidenced by the LOC Note and will keep the Bank informed on its progress regarding refinancing the Liabilities with other lenders.

5.    RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement.

6.    BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) upon the effectiveness of this agreement, the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists except as related to the execution of the Memoranda of Understanding, and (c) no other condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

7.    FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement. Additionally, the Borrower shall pay to the Bank a fee in the amount of $10,000.00 (the "Fee") as consideration for the Bank's review of the Request and for providing the amendment and forbearance described in this agreement.

8.    EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.  Bank acknowledges receipt of a $5,000,000.00 principal reduction payment made by Borrower on November 30, 2009 in accordance with the Line of Credit Note (with principal reduction) dated September 30, 2009, in the original face amount of $25,000,000.00 (the "LOC Note") so that the principal balance outstanding on November 30, 2009, does not exceed Twenty Million and 00/100 Dollars ($20,000,000.00) in accordance with the terms of said LOC Note so that no payment default will exist under the LOC Note.  Borrower represents and warrants that it has informed the Office of Thrift Supervision ("OTS") of its intention to make the above described $5,000,000.00 required principal reduction payment and that the Borrower has not received any objection by the OTS to the payment of the amount required by the LOC Note.

9.   ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a "Bank Party") from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

10.   INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contains the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

11.   NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of the Liabilities or release any owner of collateral granted as security for the Liabilities. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

Borrower:
United Western Bancorp, Inc.

By: /s/ William D. Snider
Printed Name: William D. Snider Title CFO

Date Signed: 12/14/2009

Bank:
JPMorgan Chase Bank, N.A.

By: /s/ Janet Leong
Printed Name: Janet Leong Title SVP
Date Signed: 12/14/2009